Exhibit 2.1

SIXTH AMENDMENT TO ARRANGEMENT AGREEMENT

THIS AMENDING AGREEMENT dated June 18, 2021

AMONG:

TORCHLIGHT ENERGY RESOURCES, INC., a corporation existing under the Laws of the State of Nevada (“RTO Acquiror”)

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METAMATERIAL EXCHANGECO INC., a corporation existing under the Laws of the Province of Ontario and formerly named 2798832 ONTARIO INC. (“Canco”)

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2798831 ONTARIO INC., a corporation existing under the Laws of the Province of Ontario (“Callco”)

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METAMATERIAL INC., a corporation existing under the Laws of the Province of Ontario (“Meta, together with RTO Acquiror, Canco and Callco, the “Parties”)

RECITALS:

A.	On December 14, 2020, the Parties entered into the arrangement agreement (as subsequently amended, the “Arrangement Agreement”).

B.	The Parties wish to amend the Arrangement Agreement on the terms and conditions contained in this amending agreement (the “Amending Agreement”).

C.	Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Arrangement Agreement.

THIS AMENDING AGREEMENT WITNESSES THAT in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

1.	The Parties hereby agree to extend the Outside Date, as such term is defined in the Arrangement Agreement, to June 30, 2021

2.	Except as otherwise expressly provided herein, the Arrangement Agreement is hereby ratified and confirmed in all respects and shall remain and continue in full force and effect.

3.	The Parties hereby agree that on and after the date first referenced above, each reference in the Arrangement Agreement to “this Agreement” shall mean and be a reference to the Arrangement Agreement as modified by the terms hereof.

4.	This Amending Agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the Province of Ontario and the Laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario in respect of all matters arising under and in relation to this Amending Agreement. EACH PARTY TO THIS AMENDING AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AMENDING AGREEMENT.

5.	Each Party hereto shall, from time to time, and at all times hereafter, at the request of any other Party, but without further consideration, do, or cause to be done, all such other acts and execute and deliver, or cause to be executed and delivered, all such further agreements, transfers, assurances, instruments or documents as shall be reasonably required in order to fully perform and carry out the terms and intent hereof and the transactions contemplated hereby.

6.	This Amending Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile, portable document format or similar executed electronic copy of this Agreement, and such facsimile, portable document format or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

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IN WITNESS WHEREOF RTO Acquiror, Canco, Callco and Meta have caused this Amending Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TORCHLIGHT ENERGY RESOURCES, INC

By:	/s/ John A. Brda
Name: John A. Brda
Title: Chief Executive Officer

METAMATERIAL EXCHANGECO INC.

By:	/s/ John A. Brda
Name: John A. Brda
Title: Chief Executive Officer

2798831 ONTARIO INC.

By:	/s/ John A. Brda
Name: John A. Brda
Title: Chief Executive Officer

METAMATERIAL INC.

By:	/s/ George Palikaras
Name: George Palikaras
Title: Chief Executive Officer

[SIXTH AMENDMENT TO ARRANGEMENT AGREEMENT]